[Opinion of Mayer, Brown, Rowe & Maw LLP]

Exhibit 8.2

June 22, 2004

Desarrolladora Homex, S.A. de C.V.
Andador Javier Mina 891-B
Colonia Centro Sinaloa
80200 Culiacán, Sinaloa, México

     Re:    Desarrolladora Homex, S.A. de C.V.
              Registration Statement on Form F-1

Ladies and Gentlemen:

     We act as U.S. counsel to Desarrolladora Homex, S.A. de C.V., a company organized under the laws of Mexico (the “Company”), in connection with the preparation and filing with the United Stated Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Company, of a Registration Statement on Form F-1 (No. 333-116257) (the “Registration Statement”), relating to the issuance and sale by the Company of its common shares, no par value, in, among other jurisdictions, the United States in the form of American Depositary Shares representing such common shares .

     In furnishing this opinion, we have reviewed the Registration Statement and have examined such other matters as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we confirm that the statements of law and legal conclusions set forth in the second bullet point of the first paragraph, the third paragraph, the fourth paragraph, the fifth paragraph, the subsections entitled “Taxation of Dividends — U.S. Federal Income Tax Considerations”, “— Taxation of Dispositions of Shares or ADSs — U.S. Tax Considerations” and “— U.S. Backup Withholding Tax and Information Reporting Requirements” represent our opinion.

     Our opinion is based upon the Internal Revenue Code of 1986, as amended, treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. No assurance can be given that the law and facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Mayer, Brown, Rowe & Maw LLP
Mayer, Brown, Rowe & Maw LLP